Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 18, 2017, is entered into by and between Ameris Bancorp, a Georgia corporation (the “Company”), and William J. Villari, an individual resident of the State of Georgia (“Purchaser”).

WHEREAS:

A.           In connection with that certain Stock Purchase Agreement dated as of December 15, 2016 between the Company and Purchaser (collectively, the “Stock Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Stock Purchase Agreement, to issue and sell to Purchaser one hundred twenty-eight thousand, five hundred seventy-two (128,572) shares (the “Purchaser Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

B.           The Company has agreed to provide certain registration rights with respect to the Purchaser Shares under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

1.	Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Filing Deadline” means, with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), forty-five (45) days following the date of this Agreement; provided, however, that if the Filing Deadline falls on a day other than a Business Day, then the Filing Deadline shall be extended to the next Business Day.

“Holder” means any Person owning or having the right to acquire Registrable Securities, including initially Purchaser and thereafter any permitted assignee thereof.

“Other Shareholders” shall mean Persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Registrable Securities” means the Purchaser Shares, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Purchaser Shares.

“Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“SEC” means the Securities and Exchange Commission.

“SEC Guidance” means: (i) any publicly available written or oral guidance, comments, requirements or requests of the staff of the SEC; and (ii) the Securities Act.

2.	Registration.

(a)          Filing of Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or any successor form) as a “shelf” registration statement under Rule 415 covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement.

(b)          Alternative Registration Statement. Notwithstanding the foregoing Section 2(a), if on the date the Registration Statement contemplated by Section 2(a) is filed with the SEC, the Company does not meet the eligibility requirements for filing a Registration Statement on Form S-3, then in such case the Company shall instead prepare and file with the SEC a Registration Statement on Form S-1 (or any successor form) covering the resale of the Registrable Securities as otherwise contemplated by Section 2(a).

(c)          Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective upon, or as soon as practicable after, filing. The Company shall use its best efforts to: (i) respond promptly to any and all comments made by the staff of the SEC with respect to the Registration Statement; and (ii) submit promptly to the SEC after the Company learns that no review of the Registration Statement will be made by the staff of the SEC, or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall use commercially reasonable efforts to maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earliest to occur of: (A) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144; (B) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144 without volume limitations; and (C) the date that is twenty-four (24) months after the date hereof (the period beginning on the date hereof and ending on the earliest to occur of (A), (B) or (C) above being referred to herein as the “Registration Period”).

2

(d)          Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof becomes effective or is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated such transferred Registrable Securities included in such Registration Statement.

(e)          Registration of Other Securities. The Company may include any securities held by Other Shareholders on any Registration Statement filed by the Company on behalf of the Holders.

(f)          Additional Registrations. Notwithstanding the registration obligations set forth in Section 2(a) and Section 2(b), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly: (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Registration Statement as required by the SEC; or (ii) withdraw the Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercial reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Registration Statement will be reduced on a pro rata basis (and the Company shall file a new registration statement to cover the remaining Registrable Securities in a manner consistent with the other terms of this Agreement). If the Company amends the initial Registration Statement or files a new Registration Statement, as the case may be, under clauses (i) or (ii) of this Section 2(f) or under the immediately preceding sentence, then the Company will use its best efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended, or the new Registration Statement.

3

3.	Obligations of the Company.

In the case of a Registration Statement effected by the Company pursuant to Section 2, the Company will use its commercially reasonable efforts to:

(a)          prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b)          so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request;

(c)          notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the SEC and furnish to each Holder a copy of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(d)          prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement; and, if any such stop order is issued, notify each Holder promptly thereof and promptly use its commercially reasonable efforts to obtain the release of the suspension of the effectiveness of such Registration Statement;

(e)          notify each Holder promptly after the date that such Registration Statement, or any successor registration statement, becomes effective of such effectiveness;

(f)          permit each Holder to review each Registration Statement and all amendments and supplements thereto (and any prospectuses related thereto) within a reasonable period of time prior to the filing thereof with the SEC; and

(g)          promptly cause all Registrable Securities to be listed on each securities exchange on which outstanding securities of the Company of the same class or series as such Registrable Securities are then listed.

4

4.	Obligations of Each Holder.

In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

(a)          timely furnish to the Company: (i) a completed shareholder questionnaire in such form as shall be reasonably requested by the Company; and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b)          upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(c) or 3(d), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 3(c), or withdrawal of the stop order referred to in Section 3(d), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c)          to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d)          notify the Company when it has sold all of the Registrable Securities held by it; and

(e)          notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

5.	Indemnification.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

5

(a)          To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses (or any actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 5(c), the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling Person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such Person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any Person for any Loss to the extent that such Loss arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that was made in reliance upon and in conformity with written information furnished by such Person expressly for use in such Registration Statement or (B) a failure of such Person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

(b)          To the extent permitted by law, each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent that any such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that was made in reliance upon and in conformity with written information furnished by such Person expressly for use in such Registration Statement; or (ii) a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required under applicable law. Subject to the provisions of Section 5(c), such Holder will reimburse the Company and any such officer, director, employee, agent, representative, or controlling Person for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such Person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

6

(c)          Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party. With regard to such an action which the indemnifying party elects to defend or compromise, the indemnified party may retain separate co-counsel at its sole cost and expense (except that the indemnifying party will be responsible for the reasonable fees and expenses of the separate co-counsel in the event that the counsel selected by the indemnifying party cannot independently represent both the indemnified party and the indemnifying party due to a conflict of interest or is not, in the indemnified party’s reasonable determination, adequately representing the indemnified party). If the indemnifying party fails to provide notice that the indemnifying party is assuming the defense of the action, the indemnified party (at the indemnifying party’s expense) may defend against, or enter into any compromise with respect to, the matter in any manner it reasonably may deem appropriate. The party controlling the defense of any action shall deliver, or cause to be delivered, to the other party or parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of such action and timely notices of and the right to participate (as an observer) in any proceeding relating to such action. The failure to deliver written notice to the indemnifying party within a reasonable time of the delivery of notice of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced with respect to such other action as a result of not receiving such notice.

(d)          In the event that the indemnity provided in Sections 5(a) or 5(b) is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e)          The obligations of the Company and each Holder under this Section 5 shall survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

6.	Reports.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the SEC that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:

7

(a)          make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)          furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act; (ii) to the extent not publicly available through the SEC’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC; and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the SEC which permits the selling of any such securities without registration.

7.	Miscellaneous.

(a)          Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

(b)          Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)          Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given: (i) when delivered personally to the recipient; (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (iii) when sent to the recipient by confirmed facsimile or email transmission; or (iv) five (5) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and in each case addressed to the appropriate address indicated below (or provided by such Holder pursuant to Section 7(d)), or such other address as may be given in a notice sent by a party to the other party in accordance with this Section 7(c).

8

In the case of the Company:

Ameris Bancorp
1301 Riverplace Boulevard

Suite 2600

Jacksonville, Florida 32207
Attn: Dennis J. Zember Jr.

Facsimile: (229) 890-2235

Email: dennis.zember@amerisbank.com

with a copy (which shall not constitute notice to the Company) to:

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, N.E.

Atlanta, Georgia 30303

Attn: Jody L. Spencer

Facsimile: (404) 230-0972

Email: jspencer@rh-law.com

In the case of Purchaser:

Mr. William J. Villari
2065 East Lake Road
Atlanta, Georgia 30307

Email: wvillari@gmail.com

with a copy (which shall not constitute notice to Purchaser) to:

Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois 60601
Attn: Marc L. Klyman, Esq.

Facsimile: (312) 609-5005

Email: mklyman@vedderprice.com

(d)          Assignment. Upon the transfer of any Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, provided that: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee; (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof; and (iii) such transfer is made in accordance with the applicable requirements of all applicable state and federal securities laws.

(e)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile or other electronic transmission.

9

(f)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within the State of Georgia.

(g)          Holder of Record. A Person is deemed to be a Holder whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h)          Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(i)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)          Successors, Assigns and Transferees. No right, duty or obligation hereunder may be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party, except as otherwise provided in Section 7(d). The provisions of this Agreement shall inure to the benefit of the heirs, executors and administrators of the Holders. Any transfer or assignment made other than as provided in the first sentence of this Section 7(j) shall be null and void.

(k)          Equitable Remedies. Each party hereto acknowledges that the other party hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each other party hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In any action or arbitration proceeding brought by any party hereto to enforce the rights and obligations of the parties set forth in this Agreement, the prevailing party shall be awarded its reasonable costs in bringing, prosecuting or defending such action or proceeding (including reasonable attorneys’ fees) in addition to any award granted by the court or arbitrator.

(l)          Arbitration. Notwithstanding any reference in this Agreement to an arbitrator or arbitration proceeding, no party hereto shall be deemed to have agreed to enter into or participate or be bound by any arbitration unless such party separately and specifically so agrees in writing.

[Signature page follows.]

10

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

“Company”

AMERIS BANCORP, a Georgia corporation

By:	/s/ Dennis J. Zember Jr.
Name: Dennis J. Zember Jr.
Title: EVP, CFO & COO

“Purchaser”

WILLIAM J. VILLARI, an individual resident of the State of Georgia

Sign:	/s/ William J. Villari